Exhibit 3

Forward looking information

This presentation contains certain forward?looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward?looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward?looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward?looking statements, whether as a result of new information, future events or otherwise. UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS Copyright CEMEX, S.A.B. de C.V. and its subsidiaries. 2

3Q12 results highlights

January – September Third Quarter

Millions of US dollars 2011 % var

l?t?l %

var

2012 2011 % var

l?t?l %

var

Net sales 11,274 11,513 (2%) 2% 3,899 3,977 (2%) 2%

Gross profit 3,301 3,291 0% 5% 1,197 1,177 2% 6%

Operating income 1,022 742 38% 51% 410 303 35% 41%

Operating EBITDA 2,003 1,838 9% 15% 730 671 9% 13%

Free cash flow after

(56)	(230) 76% 204 102 100%

maintenance capex

? Fifth consecutive quarter with year?over?year operating EBITDA growth and the highest i operating EBITDA generation since 3Q09 ? Operating EBITDA margin highest in the last three years ? Infrastructure and housing continued to be the main drivers of demand for our products 3

Consolidated volumes and prices

9M12 vs. 9M11 3Q12 vs. 3Q11 3Q12 vs. 2Q12

Volume (l?t?l1) (1%) (1%) (1%)

Price ( USD) ( 0%) 1% 1%

Domestic gray

t

) )

Price (l?t?l1) 4% 5% (0%)

Volume (l?t?l1) (3%) (2%) 2%

Price (USD) (1%) (1%) (0%)

cement

Ready mix

Price (l?t?l1) 5% 4% (0%)

Volume (l?t?l1) (3%) 1% 7%

Price (USD) (2%) (4%) (3%)

P i l t l1) 3% 1% (2%)

Aggregates

Increase in domestic gray cement volumes in our operations in Mexico, U.S., South, Central

America and the Caribbean and Asia, partially mitigated the negative contribution of the Northern

Europe and the Mediterranean regions

CalibriConsolidated prices for cement and ready mix were stable on a quarter]over]quarter basis in local]currency terms

Calibri1 Like]to]like volumes adjusted for investments/divestments and, in the case of prices, foreign]exchange fluctuations 4

3Q12 achievements

? Operating EBITDA margin highest in the last three years ? Favorable volume dynamics in Mexico, U.S. , and the South, Central America and the Caribbean and Asia regions ? Successful completion of the refinancing of our August 2009 Financing Agreement ? Issuance of US$1.5 billion in 9.375% senior secured notes due 2022 ? Continued success of our transformation process

• Expected incremental improvement of US$200 million in our steady?state operating

EBITDA during 2012 and to reach a run rate of US$400 million by the end of 2012

? Close to 28% alternative fuel substitution rate during 3Q12

? 10? year strategic agreement with IBM, in which IBM will provide back?office and IT?related services

5

October 2012

Regional Highlights

Mexico

Millions of

US dollars 3Q12 3Q11 % var l?t?l % va9M12 9M11 % var l?t?l % var r

Net Sales 2,545 2,661 (4%) 4% 875 856 2% 6%

Op. EBITDA 910 894 2% 11% 313 289 9% 13%

as % net sales 35.8% 33.6% 2.2pp 35.8% 33.7% 2.1pp

Volume

9M12 vs.

9M11

3Q12 vs.

3Q11

3Q12 vs.

2Q12

Cement 1% 4% 1%

The informal residential sector continued to

benefit from robust employment levels and

an increase in aggregate wages

Ready mix (4%) 0% 9% f h d l d

Aggregates (2%) 8% 15%

Price (LC) 9M12 vs. 3Q12 vs. 3Q12 vs.

Positive performance in the industrial and

commercial sector reflecting improvements

in private consumption

The formal residential sector hampered by

lack of available working capital financing for

9M11 3Q11 2Q12

Cement 3% 3% (1%)

Ready mix 5% 4% (2%)

Aggregates 2% 1% (2%)

homebuilders

Lower?than?expected infrastructure activity

in cement?intensive projects

7

United States

Millions of

US dollars 3Q12 3Q11 % var l?t?l % va9M12 9M11 % var l?t?l % var r

Net Sales 2,305 1,934 19% 15% 826 734 12% 12%

Op. EBITDA 30 (74) N/A N/A 27 (11) N/A N/A

as % net sales 1.3% (3.8%) 5.1pp 3.3% (1.6%) 4.9pp

Volume

9M12 vs.

9M11

3Q12 vs.

3Q11

3Q12 vs.

2Q12

Cement 16% 8% (1%)

Ready mix 24% 13% 6%

Aggregates 11% 14% 13%

Price 9M12 vs. 3Q12 vs. 3Q12 vs.

(LC)

9M11 3Q11 2Q12

Cement 1% 2% 0%

Ready mix 3% 3% 1%

Aggregates 1% (4%) (5%)

Year?over?year increase in sales of US$92

million with a favorable swing in operating

EBITDA of US$39 million reflecting continued

evidence of operating leverage in our results

Second consecutive quarter of positive EBITDA

generation

Strength in residential sector fueled quarterly

volumes

Increase in industrial?and?commercial demand

driven by manufacturing, lodging, office and

commercial segments

September was the 14th consecutive month of

8

year?over?year growth in cement volumes

? Cement and ready?mix prices reflect favorable

trend

Northern Europe

Millions of

US dollars 3Q12 3Q11 % var l?t?l % va9M12 9M11 % var l?t?l % var r

Net Sales 3,086 3,633 (15%) (8%) 1,105 1,302 (15%) (7%)

Op. EBITDA 324 332 (2%) 5% 143 173 (18%) (10%)

as % net sales 10.5% 9.1% 1.4pp 12.9% 13.3% (0.4pp)

Volume

9M12 vs.

9M11

3Q12 vs.

3Q11

3Q12 vs.

2Q12

Cement (13%) (11%) 8%

Ready mix (8%) (6%) 1%

Aggregates (8%) (5%) 4%

P i (LC) 1 9M12 vs. 3Q12 vs. 3Q12 vs.

Price 9M11 3Q11 2Q12

Cement 2% 1% (2%)

Ready mix 2% 1% (1%)

Aggregates 3% 2% (1%)

Quarterly volumes in the region were

affected by reduced public spending

The residential sector continued to be

h d fd d

the main driver of demand in Germany

In Poland, cement volumes affected by

a reduction in infrastructure spending

from a high level in 2011

1	Volume?weighted, local?currency average prices

Mediterranean

Millions of

US dollars 3Q12 3Q11 % var l?t?l % va9M12 9M11 % var l?t?l % var r

Net Sales 1,103 1,337 (17%) (12%) 342 425 (19%) (13%)

Op. EBITDA 293 345 (15%) (10%) 99 104 (5%) 2%

as % net sales 26.5% 25.8% 0.7pp 28.9% 24.6% 4.3pp

Volume

9M12 vs.

9M11

3Q12 vs.

3Q11

3Q12 vs.

2Q12

Cement (20%) (20%) (6%)

Ready mix (11%) (12%) (8%)

Aggregates (17%) (16%) (2%)

Price (LC) 1 9M12 vs. 3Q12 vs. 3Q12 vs.

9M11 3Q11 2Q12

Cement (2%) (1%) (3%)

Ready mix 5% 4% 0%

Aggregates 3% 3% 1%

1	Volume?weighted, local?currency average prices

Increase in ready?mix volume from our

Croatian operations was offset by declines in

Spain, Egypt and UAE

l f d fl d

In Spain, volumes of our products reflected

the adoption of austerity measures which

have affected infrastructure spending as well

as continued high inventories in the

residential sector

In Egypt during the quarter, volumes

dampened by low infrastructure activity; the

informal sector continues to be the main

driver for cement demand

South, Central America and the Caribbean

Millions of

US dollars 3Q12 3Q11 % var l?t?l % va9M12 9M11 % var l?t?l % var r

Net Sales 1,574 1,298 21% 22% 520 454 15% 16%

Op. EBITDA 544 376 45% 45% 177 142 25% 25%

as % net sales 34.6% 28.9% 5.7pp 34.0% 31.2% 2.8pp

Volume

9M12 vs.

9M11

3Q12 vs.

3Q11

3Q12 vs.

2Q12

Cement 6% 5% (1%)

Ready mix 6% (1%) (3%)

Aggregates 8% 2% 1%

P i 1 9M12 vs. 3Q12 vs. 3Q12 vs.

Price (LC) 9M11 3Q11 2Q12

Cement 12% 10% 2%

Ready mix 17% 15% 1%

Aggregates 11% 12% 4%

1	Volume?weighted, local?currency average prices

The region continued experiencing a positive

economic growth environment resulting in

favorable results this quarter

f d h d l

Infrastructure and the residential sector were

the main drivers of consumption for our

products

Quarterly cement volumes in Colombia

reflect two fewer business days versus 3Q11

and increased cement pre?ordering in

anticipation to the July price increase

Infrastructure activity in Panama continued to

be strong driven by projects strong, including the

Panama Canal, the Panama City metro

system, and hydroelectric plants

Asia

Millions of

US dollars 3Q12 3Q11 % var l?t?l % va9M12 9M11 % var l?t?l % var r

Net Sales 403 381 6% 6% 133 130 2% 1%

Op. EBITDA 70 63 11% 11% 28 19 46% 44%

as % net sales 17.4% 16.5% 0.9pp 21.3% 14.9% 6.4pp

Volume

9M12 vs.

9M11

3Q12 vs.

3Q11

3Q12 vs.

2Q12

Cement 13% 7% (11%)

Ready mix (19%) (24%) (7%)

Aggregates (54%) (59%) (37%)

P i (LC) 1 9M12 vs. 3Q12 vs. 3Q12 vs.

Price 9M11 3Q11 2Q12

Cement 6% 11% 2%

Ready mix 0% (1%) 1%

Aggregates (8%) (13%) (5%)

1	Volume?weighted, local?currency average prices

Increase in quarterly domestic cement

volumes driven by positive performance in

the Philippines and Bangladesh

l d

Sequential price increase in cement and

ready?mix in local?currency terms

Demand for building materials in the

Philippines positively affected by the

continued recovery in public spending

Infrastructure and the residential sector

were the main drivers of demand

October 2012

3Q12 Results

Operating EBITDA, cost of sales and SG&A

Millions of US dollars 2012 2011 % var

l?t?l

% 2012 2011 % var

l?t?l

% January – September Third Quarter

var

var

Net sales 11,274 11,513 (2%) 2% 3,899 3,977 (2%) 2%

Operating EBITDA 2,003 1,838 9% 15% 730 671 9% 13%

as % net sales 17.8% 16.0% 1.8pp 18.7% 16.9% 1.8pp

Cost of sales 7,973 8,222 3% 2,702 2,800 4%

as % net sales 70.7% 71.4% 0.7pp 69.3% 70.4% 1.1pp

SG&A 2,279 2,549 11% 787 874 10%

as % net sales 20.2% 22.1% 1.9pp 20.2% 22.0% 1.8pp

Higher operating EBITDA margin due to higher volumes and prices in some regions, g p g g g p g the continued results of our transformation process, as well as a favorable operating?leverage effect in some of our markets

Decrease in cost of sales and SG&A as a percentage of net sales reflect the savings of our cost reduction 14

initiatives as well as lower fuel costs

During the quarter, kiln?fuel and electricity bill on a per?ton?of?cement?produced basis decreased by close to 5%

Free cash flow

Millions of US dollars 2012 2011 % var 2012 2011 % var

Operating EBITDA 2,003 1,838 9% 730 671 9%

January – September Third Quarter

? Net Financial Expense 1,026 1,001 344 348

? Maintenance Capex 219 159 96 72

Change in Working Cap 513 ? 640 51 99

? Taxes Paid 298 169 48 19

? Other Cash Items (net) 3 100 (12) 30

Free Cash Flow after Maint.Capex (56) (230) 76% 204 102 100%

? Strategic Capex 93 79 33 32

Working capital days decreased to 30 days in the first nine months of 2012 versus 32 days in the same period of 2011

Free Cash Flow (149) (309) 52% 171 70 146%

Other income statement items

Other expenses, net, of US$168 million during the quarter included mainly a provision related to the implementation phase of the outsourcing agreement for back?office services as well as impairments of fixed assets

Gain on financial instruments for the quarter of US$19 million related mainly to CEMEX y shares

October 2012

Debt Information

Debt related information

Successful completion of the refinancing of our August 2009 Financing

Agreement

• Participanting creditors representing approximately 92 7% of the aggregate 92.7% principal amount agreed to exchange

• Issuance of US$6.155 billion of new loans and new private placement notes with final maturity in February 2017 and US$500 million of new 9.5% senior secured notes due in 2018; US$525 million remained under the original Financing Agreement

Issuance in early October of US$1.5 billion in 9.375% senior secured notes due

2022

• Proceeds to be used to satisfy the US$1 billion milestone due March 2013 and the

US$500 million amortization due February 2014 under the new Facilities Agreement;

these payments will result in a reduction of interest rate of 25 basis points under new Facilities Agreement

During the quarter, total debt plus perpetual securities increased by US$14 million

• Negative foreign exchange conversion effect of US$56 million during the quarter

Consolidated debt maturity profile

Total debt excluding perpetual notes1 as of September 30, 2012

US$ 17,180 million

Millions New Facilities Agreement

9,000

10,000

of

US dollars

Fixed Income

Other bank / WC debt / Certificados

Bursátiles

Original Financing Agreement

6,000

7,000

8,000 Convertible Subordinated Notes

3	000

4,000

5,000

4,751

3,092

2,679

1,000

2,000

3,000

55

1,137

1,698

943

1,434 1,392

,

0

2012 2013 2014 2015 2016 2017 2018 2019 ?2020

1	CEMEX has perpetual debentures totaling US$471 million

Consolidated debt maturity profile – pro forma 1

Total debt excluding perpetual notes2 as of September 30, 2012

US$ 17,180 million

Millions of

US dollars New Facilities Agreement

8	000

9,000

10,000

Fixed Income

Other bank / WC debt / Certificados

Bursátiles

Original Financing Agreement

6,000

7,000

8,000

4	751

Convertible Subordinated Notes

3,000

4,000

5,000

4,751

2,892

3,086

2,679

0

1,000

2,000

2012 2013 2014 2015 2016 2017 2018 2019 ?2020

55 137

1,204

943

1,434

1 Reflecting the use of proceeds of US$1.5 billion from the 9.375% senior secured notes due 2022 issued on October, to satisfy the US$1 billion milestone due March 2013 and US$500 million amortization due February 2014 under the new Facilities Agreement

2	CEMEX has perpetual debentures totaling US$471 million

October 2012

Appendix

Additional information on debt and perpetual notes

d i i Interest ratCurrency denomination e

Euro

16%

Mexican peso

2%

Fixed

59%

Variable

U.S. 41%

dollar

82%

Thi d Q

Second Quarter

2012 2011 % Var. 2012

Total debt1 17,180 17,210 (0%) 17,167

Short?term 1% 2% 1%

Long?99% 98% 99%

Third Quarter

Millions of US dollars

ong term Perpetual notes 471 1,161 (59%) 470

Cash and cash equivalents 785 736 7% 625

Net debt plus perpetual notes 16,866 17,635 (4%) 17,012

Consolidated Funded Debt2 / EBITDA3 5.98 6.15

Interest Coverage3 4 2.03 1.99

1	Includes convertible notes and capital leases, in accordance with IFRS

2 Consolidated Funded Debt as of September 30, 2012 was US$15,207 million, in accordance with our contractual obligations under the

Facilities Agreement

3	EBITDA calculated in accordance with IFRS
4	Interest expense in accordance with our contractual obligations under the Facilities Agreement

9M12 volume and price summary:

Selected countries

AggregateDomestic gray cement Ready mix s

Prices Prices Prices

(LC) (LC) (LC)

Mexico 1% (6%) 3% (4%) (4%) 5% (2%) (7%) 2%

U S 16% 1% 1% 16%1 3% 3% 10%1 1% 1%

9M12 vs. 9M11 9M12 vs. 9M11 9M12 vs. 9M11

Prices

(USD)

Volumes

Prices

(USD)

Volumes

Prices

(USD)

Volumes

U.S. Spain (42%) (7%) 2% (46%) (4%) 5% (49%) (10%) (1%)

UK (9%) 1% 3% (14%) 1% 3% (13%) (1%) 1%

France N/A N/A N/A (4%) (8%) 2% (5%) (3%) 7%

Germany (13%) (7%) 3% (5%) (9%) 0% (7%) (7%) 3%

Poland (12%) (14%) (1%) (10%) (13%) (0%) (6%) (20%) (8%)

Colombia 6% 23% 20% 14% 23% 21% 31% 5% 3%

Egypt (10%) (5%) (3%) 6% (16%) (14%) 1% (13%) (11%)

Philippines 15% 7% 5% N/A N/A N/A N/A N/A N/A

1	On a like?to?like basis for the ongoing operations 23

3Q12 volume and price summary:

Selected countries

Domestic gray cement Ready mix Aggregates

Prices Prices Prices

(LC) (LC) (LC)

Mexico 4% (2%) 3% 0% 0% 4% 8% (3%) 1%

U S 8% 2% 2% 13% 3% 3% 14% (4%) (4%)

3Q12 vs. 3Q12 vs. 3Q11 3Q11

Prices

(USD)

Volumes Volumes

Prices

(USD)

Volumes

Prices

(USD)

3Q12 vs. 3Q11

U.S. Spain (41%) (9%) 2% (45%) (12%) (1%) (55%) (16%) (5%)

UK (5%) 2% 3% (10%) 1% 2% (10%) (2%) (0%)

France N/A N/A N/A (3%) (9%) 2% (2%) (5%) 6%

Germany (10%) (8%) 3% (4%) (10%) 1% (2%) (9%) 3%

Poland (10%) (14%) (4%) (8%) (16%) (7%) (9%) (14%) (5%)

Colombia (0%) 19% 18% 9% 22% 21% 25% 4% 3%

Egypt (10%) (4%) (2%) (5%) (12%) (10%) (9%) 10% 12%

Philippines 8% 12% 10% N/A N/A N/A N/A N/A N/A

Definitions

9M2012 / 9M2011: results for the nine months of the years 2012 and 2011, respectively.

Cement: When providing cement volume variations, refers to domestic gray cement operations

(starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement).

LC: Local currency.

Like?to?like percentage variation (l?t?l % var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Maintenance capital expenditures: investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.

Operating EBITDA: Operating income plus depreciation and operating amortization.

pp: percentage points.

Strategic capital expenditures: investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

Contact information

Investor Relations Stock InformatioInvestor n

In the United States

+1 877 7CX NYSE

In Mexico

52 Information

NYSE (ADS): CX

Mexican Stock Exchange:

CEMEXCPO

+81 8888 4292

Ratio ir@cemex.com

of CEMEXCPO to

CX:10 to 1